                                                                  Exhibit 10.4


                                  BUILDING 311
                                   THE ARSENAL
                            WATERTOWN, MASSACHUSETTS

                                    SUBLEASE
                                BASIC INFORMATION


DATE:                     June 19, 2000

SUBLESSOR:                Arthur D. Little, Inc., a Massachusetts corporation

SUBLESSEE:                Primix Solutions Inc., a Delaware corporation

SUBLEASED
PREMISES:                 Portion of third and fourth floors
                          Building 311
                          The Arsenal
                          Watertown, Massachusetts

NET RENTABLE
AREA OF SUBLEASED
PREMISES:                 72,697 square feet

TERM COMMENCEMENT:        The date on which the Sublessee Improvements are
                          completed, subject to adjustment in accordance with
                          Section 6

RENT COMMENCEMENT:        January 1, 2001, subject to adjustment in accordance with
                          Section 7

TERM EXPIRATION:          Ten (10) years from Term Commencement

BASE RENT:                Years 1-5:  $25.00 per rentable square foot
                          Years 6-10:  $27.00 per rentable square foot

SECURITY DEPOSIT:         $945,061 in form and subject to adjustment in accordance
                          with Section 5

PERMITTED USES:           Corporate offices

SUBLESSEE'S AND
SUBLESSOR'S ADDRESS
FOR NOTICES:              See Section 16

EXHIBITS:                 Exhibit A - Copy of Master Lease
                          Exhibit B - Diagram of Subleased Premises
                          Exhibit C - Form of Letter of Credit
                          Exhibit D - Construction Terms and Schedule

                                    SUBLEASE

         This Sublease is entered into as of the 19th day of June, 2000, by and between Arthur D. Little, Inc. ("Sublessor") and Primix Solutions Inc. ("Sublessee"), as a sublease under that certain Lease dated as of June 24, 1999 as amended by a First Amendment to Lease (the "First Amendment") dated as of May __, 2000 (as amended from time to time after the date hereof, the "Master Lease"), between Charles River Business Center Associates, L.L.C. ("Master Lessor"), as Lessor, and Arthur D. Little, Inc., as Lessee. A copy of the Master Lease is attached hereto as EXHIBIT A.

         WHEREAS, Sublessee desires to sublease from Sublessor and Sublessor desires to sublease to Sublessee 72,697 net rentable square feet on the 3rd and 4th floors of the premises at Building 311, The Arsenal, Watertown, Massachusetts, leased by Master Lessor to Sublessor under the Master Lease, on the terms and conditions set forth below.

                                   WITNESSETH

         Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor the area and space described in Section 1 below as the Subleased Premises for the term and subject to the terms, covenants, agreements, and conditions hereinafter set forth, to each and all of which Sublessor and Sublessee hereby mutually agree.

1. The "Subleased Premises" consist of 72,697 square feet of net rentable area on the 3rd and 4th floors of Building 311, The Arsenal, Watertown, Massachusetts (the "Building"), as shown on EXHIBIT B hereto. Sublessor hereby subleases to Sublessee, and Sublessee hereby hires from Sublessor, the Subleased Premises. The Subleased Premises excludes exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, but include all Sublessee special installations, stairs, special flues, special air conditioning facilities and specially installed or leased telephone or electric switchboards. If the Subleased Premises includes less than the entire rentable area of any floor, the Subleased Premises exclude the common corridors, elevator lobby and toilets located on such floor.

         Subject to reasonable rules of general applicability to all other occupants in the Building from time to time made by Sublessor of which Sublessee is given notice and the Rules and Regulations (as defined in the Master Lease), Sublessee shall have, as appurtenant to the Premises, the right to use in common with other occupants of the
         Building:

         (a) The elevator shafts, fire escapes, interior stairwells and entrances and exits to the Building;

         (b) All installations designed and intended for common use and serving the Subleased Premises such as but not limited to telephone, electricity, gas, hot and cold water, sewer, heat, ventilation and air conditioning;

         (c) All apparatus and equipment designed and intended for common use and serving the Subleased Premises such as but not limited to elevators, tanks, pumps, motors, electrical switchgear, fans, compressors and control apparatus and equipment, excluding from such apparatus and equipment all parts thereof, and all items affixed or connected thereto, not designated or intended for common use; and

         (d) If the Subleased Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor.

         Sublessor reserves the right from time to time, without unreasonable interference with Sublessee's use: (i) to install, use, maintain, repair, replace and relocate for service to the Subleased Premises and/or other parts of the Building, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Subleased Premises or Building, and (ii) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (i) above shall be located, so far as practicable, in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Subleased Premises.

2. All of the terms, covenants, and conditions of the Master Lease, insofar as they relate to the Subleased Premises, are hereby incorporated by reference in this Sublease and made a part hereof as if the same were set forth in full in this Sublease, except:

         (a) the basic lease provisions applicable to this Sublease shall be as set forth on the first page hereof, and shall supersede the comparable provisions in the Master Lease;

         (b) the base rent and additional rent payable by Sublessee to Sublessor in respect of the Subleased Premises shall be in the amount and shall be payable as provided in Section 4 hereof;

         (c) for defaults in the payment of rent, additional rent (including Sublessee's share of Base Building Operating Expenses, Operating Expenses of the Complex and Taxes (each as defined in the Master Lease) increases), or any other amounts due under this Sublease, the grace period shall be five (5) days after written notice to Sublessee (it being agreed that the grace period shall be five (5) days with no notice required for twelve (12) months after any such notice is delivered to Sublessee);

         (d) for defaults other than payment defaults, the grace period shall be five (5) days less than provided for Sublessor, as lessee, under the Master Lease;

         (e) Sublessor=s Extension Options and Right of First Offer (each as described in Exhibit M of the Master Lease) and Sublessor's signage rights (as described in Section 5.1, Exhibit J and Exhibit S of the Master Lease) shall not operate for the benefit of Sublessee and may not be enforced by Sublessee;

         (f) the following sections of the Master Lease (the "Excluded Sections") shall not be applicable to this Sublease:


                           Article IV:      Commencement and Condition, excluding:
                                            Section 4.2(e):      Landlord Covenants Re: Base
                                                                 Building (which shall be applicable),
                                                                 and
                                            Section 4.3:         Conclusiveness of Landlord's
                                                                 Performance(which shall be
                                                                 applicable), and

                           Article VI:      Assignment and Subletting, excluding:
                                            Section 6.3:  Attornment by Subtenant (which shall be
                                                          applicable)


                           Section 1.2:              Basic Data
                           Section 2.2(b):           Tenant's Share of Parking Spaces
                           Section 2.2(d):           Common Facilities/changes
                           Section 5.1(c):           Watertown Zoning Ordinance/permits or approval
                           Section 5.2(a):           Installations and Alterations by Tenant
                           Section 5.2(e):           Future Expansion Space
                           Section 7.4(e):           Service Interruption (except to the extent Sublessee
                                                     has the benefit of the rent abatement set forth in
                                                     Section 2(g) hereof)
                           Section 7.5:              Electricity
                           Section 7.6:              Tenant's Right to Self-Help
                           Section 9.3               Utility Payments
                           Section 10.1:             Indemnity
                           Section 12.1:             Abatement of Rent
                           Section 12.2:             Landlord's Right of Termination
                           Section 12.3:             Restoration
                           Section 12.5:             Tenant's Insurance
                           Section 14.2.2(b):        Hazardous Materials/Environmental Conditions
                           Section 15.7(b):          Rules and Regulations
                           Section 15.22:            Brokerage
                           Section 15.23:            Dispute Resolution
                           Exhibit A-1:              Tenant's Exclusive Parking Areas Adjacent
                                                     Landscaping
                           Exhibit C:                Commencement Date Letter
                           Exhibit H:                Milestone Dates
                           Exhibit I:                Form of Subordination, Nondisturbance and
                                                     Attornment Agreement
                           Exhibit J:                Common Facilities


                           Exhibit L:                Provisions Applicable to Construction of Tenant
                                                     Improvements
                           Exhibit L-1:              Approval of Tenant Improvement Plans
                           Exhibit O:                List of Proposed Tenants with Expansion Rights
                           Exhibit P:                Measurement Method
                           Exhibit S:                Signage in Compliance with Sign Standards
                           Exhibit M:
                                    Section A:       (Extension Option)
                                    Section C:       (Right of First Refusal)
                                    Section D:       (SNDA)

                           The following defined terms in Section 1.3: Rent Commencement Date, and Scheduled Term Commencement Date, and such other terms as are used only in the Excluded Sections.

                           All of the First Amendment, excluding: New Exhibits E, F, K, K-1a, K-1b, K-2b, K-2c, K-4a, K-4b, K-5, K-6
                           and L-3 (all of which shall be applicable and shall, to the extent applicable, replace the Exhibit so replaced by the same in the Master Lease)

(g)                        Sublessor's right to abatement of rent pursuant to
                           Section 7.4(e) of the Master Lease shall not operate for the benefit of Sublessee and may not be enforced by Sublessee, provided that Sublessee shall be entitled to receive its pro rata share of any rent abatement received by Sublessor pursuant to such
                           Section 7.4(e) to the extent and only to the extent that such rent abatement is due to a Service Interruption (as such term is defined in the Master Lease) which affects the Subleased Premises; and

(h) the term "Landlord" as used in the Master Lease shall mean Sublessor hereunder and the term "Tenant" as used in the Master Lease shall mean Sublessee hereunder.

         In the event of any conflict between the provisions of the Master Lease incorporated by reference herein and the specific provisions of this Sublease, the specific provisions of this Sublease shall control, provided that nothing herein contained shall be construed to derogate from the obligations of Sublessor and Sublessee to comply with the provisions of the Master Lease; and those incorporated provisions of the Master Lease which are protective and for the benefit of Landlord shall in this Sublease be deemed to be protective and for the benefit of both the Landlord and the Sublessor, and those incorporated provisions of the Master Lease which are protective and for the benefit of the Tenant shall in this Sublease be deemed protective and for the benefit of the Sublessee.

         In the event of any default on the part of Sublessee under any of the terms, covenants, and conditions of this Sublease (including those terms, covenants, and conditions of the Master Lease incorporated by reference herein), Sublessor shall have the same rights and remedies against Sublessee under this Sublease as are available to Master Lessor against Sublessor, as lessee under the Master Lease.

         Sublessee represents to Sublessor that it has read the Master Lease and that it is familiar with the contents thereof. Sublessee covenants and agrees that it will perform, comply with, and observe all of the terms, covenants, and conditions contained in the Master Lease and applicable to Tenant, insofar as they relate to the use and occupancy of the Subleased Premises, except for the Excluded Sections and those provisions made inapplicable by the express provisions of this Sublease.

3. The Sublease term (the "Initial Term" and, together with the Extended Term, if any, the "Term")) shall commence on the Term Commencement Date (as defined in Section 6), and shall end on the tenth anniversary thereof (subject to extension pursuant to Section 20 hereof), or on such earlier date upon which said Initial Term may expire or be terminated pursuant to a termination of the Master Lease or any of the conditions or limitations or other provisions of this Sublease or pursuant to law. This Sublease shall terminate automatically upon any termination of the Master Lease. Notwithstanding the foregoing, Sublessee agrees that, in the event of any termination of the Master Lease or in the event Master Lessor succeeds to the interest of Sublessor in the Master Lease or this Sublease, Sublessee shall, at Master Lessor's request, attorn to Master Lessor on the terms of this Sublease and, in such event, this Sublease shall remain in full force and effect between Sublessee and Master Lessor as if the Master Lease had not terminated, and Sublessee shall execute such instruments of attornment as Master Lessor shall reasonably request.

4. During the period from the Rent Commencement Date (as defined in Section 7 below) to and including the day immediately preceding the fifth anniversary of the Term Commencement Date, Sublessee shall pay to Sublessor base rent for the Subleased Premises in the amount of $151,452.08 per month, payable in advance on the first day of each month. During the period from the fifth anniversary of the Term Commencement Date to and including the day immediately preceding the tenth anniversary of the Term Commencement Date, Sublessee shall pay to Sublessor base rent for the Subleased Premises in the amount of $163,568.25 per month, payable in advance on the first day of each month. The base rent payable hereunder shall be increased by the amount of Base Building Operating Expenses, Operating Expenses of the Complex and Taxes (as such terms are defined in the Master Lease) allocable to the Subleased Premises, provided that for purposes of this Sublease, Base Building Operating Expenses shall be deemed to include all expenses incurred by Sublessor (exclusive of its payments of Operating Expenses of the Complex and Taxes to the extent included therein) in operating and maintaining the Building and its appurtenances, including but without limitation, premiums for fire, casualty, liability and such other insurance as Sublessor may from time to time maintain with respect to the Building; insurance deductibles; security expenses; compensation and all fringe benefits, workmen's compensation insurance premiums and payroll taxes paid by Sublessor to, for or with respect to all persons engaged in operating, maintaining, or cleaning of the Building or related common areas; steam, water, sewer, electric, gas, telephone and other utility charges not billed directly to subtenants by Sublessor or the utility; costs of building and cleaning supplies and equipment (including rental); costs of maintenance, cleaning and repairs; costs of snow plowing or removal, or both, and care of landscaping; payments to independent contractors under service contracts for cleaning, operating, managing, maintaining and repairing the Building and said common areas; all other expenses paid in connection with the operation, cleaning, maintenance and repair of the Building and said common areas, or either; the amortized portion, properly attributable to the fiscal year in question, of the cost, with interest thereon at a rate reasonably determined by Sublessor, of any capital improvements made to the Building by Sublessor after the original construction of the Building which are anticipated to result in a reduction in Base Building Operating Expenses or are required under any governmental law or regulation not applicable to the Building at the time of its construction; and the management fee determined in accordance with paragraph 4 of Exhibit D to the Master Lease. In the event the Building shall be less than fully occupied, Sublessor shall have the right equitably to adjust the Base Building Operating Expenses to correspond to the actual occupancy of the Building in respect of those expenses which are variable (e.g., cleaning) on account of the extent of the occupancy of the Building.

         Sublessee and Sublessor agree that the proportionate share of Base Building Operating Expenses allocable to the Subleased Premises is 19.857%, and the proportionate share of Operating Expenses of the Complex and Taxes allocable to the Subleased Premises is 10.283%, provided that such percentages may change to reflect any changes in the total rentable square footage of the Subleased Premises, Building or the Complex (as defined in the Master Lease) and provided further that if any utilities or services are provided to less than all of the rentable space in the Building, Sublessee shall pay its share of said charges based upon the area of the Subleased Premises relative to the area of the entire space to which utilities are provided. Sublessor shall notify Sublessee in writing from time to time as to the amounts and payment dates of such expenses and taxes, and Sublessee shall pay such amounts to Sublessor in addition to the base rent within ten (10) business days of receipt of Sublessor's invoice therefor. Sublessee shall be responsible for paying all charges for electricity related to the Subleased Premises. Electricity for lights and plugs shall be separately metered at Sublessor's sole cost and expense. Sublessor shall not be liable for any interruption or failure in the supply of any utilities to the Subleased Premises; provided, however, that, to the extent Sublessor is entitled to a rent abatement under the Master Lease pursuant to Section 7.4(e) thereof, Sublessee shall be entitled to an equitable abatement of the rent hereunder taking into account the rentable area of the Subleased Premises and the remainder of the Building and the degree of interruption of such services to the Subleased Premises compared to the degree of interruption suffered by the remainder of the Building.

         Sublessee shall pay, as additional rent, on the first day of each month during the Term monthly payments equal to 1/12th of the amount of additional rent Sublessor estimates to be payable pursuant to this
         Section 4 during each fiscal year. Estimated monthly payments for each ensuing fiscal year shall be made retroactively to the first day of the fiscal year in question, with an appropriate additional payment or refund, if any, to be made at the end of such fiscal year. Without limitation of the foregoing, if Sublessor should reasonably determine during the course of any fiscal year that additional payments on account of Base Building Operating Expenses will be required to be made by Sublessee, Sublessor may require Sublessee to make estimated monthly payments on account thereof and such payments shall be due as additional rent with a final adjustment to be made at the end of such fiscal year.

         Within ninety (90) days after the expiration of each fiscal year (or if this Sublease shall expire or be terminated during a fiscal year, after the expiration or termination of this Sublease), Sublessor shall furnish Sublessee with a statement setting forth the Base Building Operating Expenses for such fiscal year (or applicable portion thereof). Such statement shall be accompanied by a computation of the amount, if any, of the additional rent payable to Sublessor pursuant to this Section 4 or the amount, if any, overpaid by Sublessee. Any additional rent payable by Sublessee under this Section 4 shall be paid within ten (10) business days after Sublessor has furnished Sublessee with the foregoing statement. In the event such statement indicates an overpayment by Sublessee, such overpayment shall be credited against Sublessee's future obligations under this Section 4, or, if the Term has expired, the same shall be refunded to Sublessee within ten (10) days of delivery of such statement.

         Except as otherwise specifically provided herein, any sum, amount, item or charge payable by Sublessee hereunder shall constitute additional rent and shall be paid by Sublessee to Sublessor in advance on the first (1st) day of the month following the date on which Sublessor notifies Sublessee of the amount payable or on the tenth (10th) day after the giving of such notice, whichever shall be later. Sublessee shall remain liable for the payments required pursuant to this Sublease relating to the last fiscal year or part thereof included in the Term notwithstanding that the Term has expired or this Sublease has been terminated and Sublessee has vacated the Subleased Premises prior to the determination of the amount so payable by Sublessee.

5. Upon the execution of this Sublease, Sublessee shall pay and Sublessor shall hold nine hundred forty-five thousand and sixty-one dollars ($945,061.00) as security (the "Security Deposit) for the payment of all rent and other sums of money payable under the terms of this Sublease and for the faithful performance by Sublessee of each of its other obligations hereunder. The Security Deposit shall be in the form of an irrevocable Letter of Credit from a Massachusetts bank or other financial institution reasonably acceptable to Sublessor, of even date and execution herewith, substantially in the form of EXHIBIT C attached hereto and made a part hereof (together with any additional or replacement letter of credit, the "Letter of Credit"). Sublessee shall pay any and all fees charged by the issuing bank in respect of the Letter of Credit. If the bank on which the Letter of Credit is drawn elects not to renew the Letter of Credit or is declared insolvent or placed into conservatorship or receivership, Sublessee shall, within ten (10) business days after such election or event, replace the Letter of Credit with a like Letter of Credit from another bank or financial institution reasonably acceptable to Sublessor.

         In the event of a default by Sublessee hereunder or in the event that the Letter of Credit is not renewed at least thirty (30) days prior to its expiration, Sublessee hereby authorizes Sublessor, at Sublessor's election and with or without terminating this Sublease and without prejudice to any other right or remedy Sublessor may have, to draw on the Letter of Credit and apply all or any portion of the Security Deposit necessary to remedy such default. If all or any of the proceeds of the Letter of Credit is so applied, Sublessee, upon demand by Sublessor, shall immediately arrange for the issuance of an additional or replacement Letter of Credit in an amount equal to the amount of the proceeds of the then-outstanding Letter of Credit so applied.

         Provided that Sublessee has not been and is not at such time in default beyond applicable notice and grace periods under this Sublease, on each of the first five (5) anniversaries of the Term Commencement Date, Sublessee shall be entitled to reduce the amount of the Letter of Credit by $94,506.00.

         The Letter of Credit shall terminate no earlier than thirty (30) days after the expiration or earlier termination (other than a termination resulting from Sublessee's default) of the term of this Sublease, provided that Sublessee shall have fully vacated the Subleased Premises and such premises are left in the condition as on the Term Commencement Date and as required pursuant to Section 15.20 of the Master Lease.

6. Sublessee currently is preparing the plans for the improvements to the Subleased Premises (the "Sublessee Improvements"). Sublessee shall submit such plans to Sublessor and Master Lessor for their review and approval. Sublessee acknowledges that such plans will not be deemed to be complete unless and until Sublessor is able to use such plans to obtain bids and building permits for the work contemplated thereby. Such plans, when fully completed and approved by Sublessor and Master Lessor, shall be referred to herein as the "Sublessee Improvement Plans." The proposed plan approval and construction schedule are set forth in EXHIBIT D hereto.

         Promptly after substantial completion of the Base Building Work (as defined in the Master Lease) and approval of the Sublessee Improvement Plans, Sublessor shall commence and shall use reasonable efforts to complete the Sublessee Improvements by the Scheduled Term Commencement Date (as defined in Exhibit D). The Sublessee Improvements shall be performed by a general contractor selected by Sublessor (the "General Contractor"), subject to Sublessee's approval, not to be unreasonably withheld, and the construction process shall be managed by Trammell Crow Company (the "Construction Manager") at Sublessee's expense. The Sublessee Improvements shall be subject to a fee of eleven percent (11%) (the "Oversight Fee") of the actual cost of completing the Sublessee Improvements and Sublessor shall be responsible for paying out of such fee or otherwise all fees payable to Master Lessor, Construction Manager and General Contractor (including general conditions) with respect to the oversight, administration and management of the Sublessee Improvements. The General Contractor shall request three (3) bids from subcontractors for each trade, the cost of which is estimated to exceed $50,000.00 with respect to the Sublessee Improvements and the General Contractor shall consult with Sublessee before selecting a subcontractor for each such trade, it being agreed, however, that in the event that Sublessee does not approve or select a subcontractor within one (1) Business Day of the General Contractor's request for a decision with respect to the same (it being agreed that such a request and such a selection may be made orally), then any additional time before making such an approval or selection shall constitute a Sublessee Delay, hereunder. Sublessee shall have the right to designate its own construction manager in addition to the Construction Manager, provided that Sublessee also shall bear the expenses of such additional construction manager. Sublessor shall contribute up to $1,453,940 ("Sublessor's Contribution") to the cost of the Sublessee Improvements, including without limitation space planning, cabling, construction management and architectural costs. Any costs incurred in connection with the Sublessee Improvements (including the Oversight Fee) in excess of Sublessor's Contribution ("Sublessee's Excess Cost") shall be borne by Sublessee.

         Based upon the Sublessee Improvement Plans, the Construction Manager shall prepare an estimate of the cost of completing the Sublessee Improvements. If such estimate exceeds Sublessor's Contribution, Sublessee shall, upon request by Sublessor, execute a letter agreement confirming such estimate and the amount of Sublessee's Excess Cost prior to the time that Sublessor shall be required to commence work on the Sublessee Improvements. Upon receipt of the Construction Manager's estimate, Sublessee shall promptly (but in no event later than five (5) business days) pay fifty percent (50%) of Sublessee's Excess Cost to Sublessor and shall, thereafter, within thirty (30) days of commencement of construction of the Sublessee Improvements pay an additional fifty percent (50%) of Sublessee's Excess Cost to Sublessor. Sublessor shall not be required to commence construction of the Sublessee Improvements or continue such work until Sublessor has received payment of all portions of Sublessee's Excess Cost then due and payable and any failure to so pay in a timely fashion shall constitute a Sublessee Delay. The estimate of the cost of the Sublessee Improvements, and any Sublessee's Excess Cost, shall be revised from time to time by the Construction Manager as such work progresses and/or to take account of any changes in the work requested by Sublessee. If Sublessee's Excess Cost increases as a result of changes in the cost of the Sublessee Improvements, Sublessee shall pay such additional amount to Sublessor within five (5) business days after the Construction Manager's delivery of the revised estimate to Sublessee. Sublessor may halt construction of the Sublessee Improvements if Sublessee fails to pay such additional amount to Sublessor. If Sublessee's Excess Cost decreases as a result of changes in the cost of the Sublessee Improvements, Sublessor shall refund the difference between the Sublessee's Excess Cost previously paid to Sublessor and the new estimate of Sublessee's Excess Cost within five (5) business days after the Construction Manager's delivery of the revised estimate to Sublessee. In the event that the actual cost to Sublessor of completing the Sublessee Improvements is greater than the sum of Sublessor's Contribution and Sublessee's Excess Cost previously paid to Sublessor, then Sublessee shall pay such additional amount within five (5) business days after the calculation of such actual cost. In the event that the actual cost to Sublessor of completing the Sublessee Improvements is less than Sublessor's Contribution for the Sublessee Improvements, provided that no default beyond applicable grace and cure periods exists hereunder, Sublessor shall refund any balance within thirty (30) days of completion of the Sublessee Improvements.

         The Subleased Premises shall be deemed ready for occupancy on the first day as of which Sublessor has obtained a temporary or permanent certificate of occupancy for the Subleased Premises and the Sublessee Improvements have been completed, except for so-called "punch list" items (the "Term Commencement Date"). Sublessor shall address and correct all "punch list" items within thirty (30) days after notice thereof, including any such items as shall be required for Sublessor to obtain a permanent certificate of occupancy for the Subleased Premises, except such "punch list" items that Sublessor has been unable to complete despite reasonable efforts to do so, in which case such 30 day period shall be extended as reasonably necessary for Sublessor to complete such items. Notwithstanding the foregoing, if Sublessee's personnel shall occupy all or any material part of the Subleased Premises for the conduct of its business prior to the Term Commencement Date as determined pursuant to the preceding sentence, such date of occupancy shall, for all purposes of this Sublease, be the Term Commencement Date.

         Reference is made to the covenants, representations and warranties made by Master Lessor in Sections 4.2(e), 4.3 and 14.2.2(b) in the Master Lease with respect to the Building and the Complex. In the event of any breach of any such covenant, representation or warranty, Sublessee hereby agrees to look solely to Master Lessor for recovery of any loss, cost or damage suffered by Sublessee as a result thereof. Sublessee expressly agrees that Sublessor shall not be liable for breach of any such covenant, representation or warranty. To the extent legally enforceable, Sublessor agrees that Sublessee shall have the right to pursue any remedy that the Sublessor would have against Master Lessor with respect to any loss, cost or damage suffered by Sublessee arising out of a breach of such a covenant, representation or warranty by Master Lessor. Sublessee shall have the right to take such action in its own name (or in the name of Sublessor if such action would be barred in Sublessee's name due to lack of privity) and at its own expense, and for that purpose and only to such extent, all of the rights of Sublessor under the Master Lease with respect thereto shall be and hereby are conferred upon and assigned to Sublessee and Sublessee shall be and is hereby subrogated to such rights to the extent that the same shall apply to the Subleased Premises, provided and only to the extent that such action against Master Lessor in the Sublessee's name shall be barred by reason of lack of privity of contract. If Sublessor shall take, or participate in, or shall be requested to participate or assist in any action in the enforcement of Sublessee's rights against Master Lessor, Sublessor shall cooperate with Sublessee as reasonably requested by Sublessee and Sublessee agrees to reimburse Sublessor for all expenses reasonably incurred by Sublessor, including, without limitation, the attorney's fees of Sublessor. Provided that Sublessor has performed its obligations under this grammatical paragraph, Sublessee hereby agrees to indemnify and hold harmless and defend Sublessor from and against any and all damages, claims and liabilities to others resulting or allegedly resulting from any action or proceeding taken or instituted by Sublessee (or by Sublessor at Sublessee's request) pursuant to this grammatical paragraph whether or not Sublessor joins in the same.

         Sublessor covenants that the Sublessee Improvements, if constructed by the General Contractor in accordance with the Sublessee Improvement Plans, shall, to Sublessor's best knowledge, on the Term Commencement
         Date: (i) contain no existing or latent defects; (ii) contain no asbestos or asbestos-containing materials; (iii) be in compliance with all applicable laws, ordinances and regulations then in effect, including without limitation all laws, ordinances and regulations governing hazardous, toxic or otherwise regulated substances, wastes or materials; and (iv) to the extent that that the Subleased Premises constitute a "Place of Public Accommodation" within the meaning of the Americans with Disabilities Act of 1990, comply with such Act and with all other applicable laws and rules governing access to and use of facilities by people with disabilities, including without limitation the Massachusetts Architectural Access Board regulations. Sublessor further covenants that all equipment, machinery and facilities, including without limitation HVAC, plumbing and electrical systems used in connection with the operation of the Building and Subleased Premises will be, as of the Term Commencement Date, in good working condition. Except for the Sublessee Improvements, the Subleased Premises are being subleased in their AS IS condition. Except as expressly set forth in this paragraph, the Subleased Premises are being subleased WITHOUT REPRESENTATION OR WARRANTY by Sublessor.

         Sublessee shall not make or cause to be made any improvements, changes, or additions to the Subleased Premises without the prior written consent of Sublessor and, to the extent required by the Master Lease, Master Lessor. Any such improvements, changes, or additions shall, to the extent approved, be made at Sublessee's expense. The consent of Sublessor shall not be unreasonably withheld in those circumstances where, pursuant to the Master Lease, the consent of Master Lessor shall not be unreasonably withheld.

7. In the event that the Term Commencement Date is delayed as the result of a Sublessee Delay (as defined below), the Rent Commencement Date shall be accelerated by one day for each day of Sublessee Delay. In the event that the Term Commencement Date is delayed as the result of a Sublessor Delay (as defined below), the Rent Commencement Date shall be delayed by one day for each day of Sublessor Delay.

         For the purposes of this Section 7, the following events each shall constitute a "Sublessee Delay": (i) any failure by Sublessee to perform any of its obligations described on EXHIBIT D within the time periods specified therein; (ii) any written request by Sublessee that Sublessor delay in the commencement, constructions or completion of the Sublessee Improvements for any reason; (iii) any change by Sublessee in the Sublessee Improvement Plans after approval thereof by Sublessor and Master Lessor that causes a delay in such construction; (iv) any negligent or otherwise wrongful act or omission of Sublessee or its officers, agents, servants or contractors, including failure to make payment of Sublessee's Excess Cost when due; or (v) any action specified herein as a Sublessee Delay. For the purposes of this Section 7, the following events shall constitute a "Sublessor Delay": (i) any failure by Sublessor to perform any of its obligations described on EXHIBIT D within the time periods specified therein.

8. Sublessee shall not voluntarily, involuntarily, or by operation of law, assign, transfer, sublease, mortgage, pledge, or encumber (hereinafter referred to as "Transfer") this Sublease or any interest herein without the prior written consent of Sublessor, which consent, subject to the following paragraph, shall not be unreasonably withheld, delayed or conditioned. A consent to a Transfer shall not release Sublessee of any of its obligations hereunder or be deemed to be a consent to any subsequent Transfer. Any Transfer without written consent will be null and void. Any dissolution, merger, consolidation, or other reorganization of Sublessee or the sale or other transfer or disposition (in a single transaction or a series of transactions) of a controlling percentage of the stock of Sublessee shall constitute a Transfer of this Sublease. Notwithstanding the foregoing, this Sublease may be assigned or the Subleased Premises may be sublet, in whole or in part, without the consent of Sublessor and without any recapture right of Sublessor being applicable thereto to any corporation or entity into or with which

         Sublessee may be merged or consolidated, provided in all such cases (i) the surviving corporation or entity (the "Permitted Transferee") agrees in writing with Sublessor to be bound by all of the terms and conditions of this Sublease, and (ii) the Permitted Transferee, immediately after such Transfer has a net worth, as calculated in accordance with generally accepted accounting principles, at least as great as Tenant's immediately prior to such Transfer.

         In the event that during the term of this Sublease, Sublessee desires to Transfer all or any portion of the Subleased Premises to any person or entity other than a Permitted Transferee, Sublessee shall provide written notice thereof to Sublessor, which notice shall state (i) the portion of the Subleased Premises that Sublessee desires to Transfer (the "Transfer Portion"), (ii) the identity of the person or entity to whom Sublessee desires to Transfer the Transfer Portion, (iii) the terms of such proposed Transfer, including without limitation the rental rate and the proposed consummation date thereof, and (iv) such other reasonable information as may be requested by Sublessor. Within ten (10) business days after its receipt of all of the foregoing information, Sublessor shall provide written notice to Sublessee as to whether Sublessor (x) consents to the proposed Transfer, (y) does not consent to the proposed Transfer, or (z) desires to recapture the Transfer Portion, provided that Sublessor shall have no right to recapture the Transfer Portion unless (A) the term of such proposed Transfer shall be for more than 75% of the remaining term of this Sublease (exclusive of Sublessee's Extension Option) or (B) the proposed Transfer is of more than half of the rentable area of the Subleased Premises. In the event that Sublessor consents to the proposed Transfer, Sublessee may consummate such Transfer on the terms set forth in its notice to Sublessor, provided that if Sublessee fails to consummate such Transfer within ninety (90) days after the date of Sublessor's notice, Sublessee shall be required to again request Sublessor's consent to such proposed Transfer and Sublessor shall be entitled to exercise the recapture right described in this paragraph. Sublessee shall have the right to rescind its request regarding the proposed Transfer if Sublessor elects to recapture the Transfer Portion by written notice to Sublessor within five (5) business days of Sublessor's notice referred to in the preceding sentence. In the event that Sublessor desires to recapture the Transfer Portion, unless Sublessee has rescinded its request pursuant to the preceding sentence, Sublessee and Sublessor shall mutually agree on the date for such recapture (which date shall not be earlier than the consummation date proposed in Sublessee's notice to Sublessor) and Sublessee and Sublessor shall execute an amendment to this Sublease removing the Transfer Portion from the Subleased Premises and making appropriate corresponding changes in this Sublease. In the absence of an agreement between Sublessor and Sublessee on the date of any recapture, the recapture date shall be the later of (i) sixty (60) days after the date of Sublessor's notice that it intends to recapture the Transfer Portion and (ii) the consummation date proposed in Sublessee's notice to Sublessor. Sublessee shall be responsible for any costs and expenses incurred by Sublessor in connection with any proposed Transfer, excluding any costs and expenses required to demise the Transfer Portion from the remainder of the Subleased Premises.

         If Sublessee Transfers any portion of the Subleased Premises, Sublessee shall pay to Sublessor, as additional rent, 50% of the amount, if any, by which the amounts received by Sublessee in respect of each such Transferred Portion, net of Sublessee's contribution to improvements to such portion amortized on a straight line basis over the term of the applicable sub-sublease or assignment and reasonable out-of-pocket costs incurred by Sublessee in connection with such Transfer, exceed the base rent and additional rent payable with respect to each such Transferred portion.

9. Sublessee shall maintain insurance in accordance with the Master Lease and in compliance with all of Sublessor's obligations under the Master Lease. Such policies of insurance shall name Sublessor and Master Lessor (and all other persons required by the Master Lease or Master Lessor) as an additional insured, shall contain a cross liability endorsement, and shall provide that the same may not be cancelled except upon 30 days prior written notice to Sublessor and Master Lessor and such other persons. Sublessee shall provide Sublessor and Master Lessor and such other persons with a certificate or certificates of said policies or, to the extent required by the Master Lease, copies (or originals if required) of said policies. Sublessee agrees that such insurance shall not be deemed to limit its liability under this Sublease. Sublessee further agrees to pay to Sublessor, as additional rent, Sublessee's proportionate share (based on the square footage of the Building allocable to the Subleased Premises) of the cost of insurance related to the Building and taken out by Sublessor.

10. To the extent that Sublessor's base rent and additional rent abates pursuant to the Master Lease in the event of a fire or other casualty or upon any exercise of the power of eminent domain, Sublessee's base rent and additional rent payable hereunder shall abate on a pro rata basis to the extent that the Subleased Premises are damaged by such fire or other casualty or are subject to such exercise of the power of eminent domain, as the case may be. To the extent that the Master Lease terminates as the result of any fire or other casualty or any exercise of the power of eminent domain, this Sublease shall likewise terminate. Sublessee acknowledges and agrees that Master Lessor has reserved and excepted, and Sublessee hereby grants to Sublessor, for and on behalf of Master Lessor, all rights to recover for damages to the Complex and the sub-leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of any taking, damage or destruction. By way of confirming the foregoing, Sublessee hereby grants and assigns, and covenants with Sublessor to grant and assign to Sublessor, for and on behalf of Master Lessor, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Sublessor, for and on behalf of Master Lessor, may from time to time request, and Sublessee hereby irrevocably appoints Sublessor its attorney-in-fact to execute and deliver in Sublessee's name all such assignments and assurances. Nothing contained herein shall be construed to prevent Sublessee from prosecuting in any condemnation proceedings a claim for (or obtaining from an insurance award) the value of any of Sublessee's removable property installed in the Subleased Premises by Sublessee at Sublessee's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Master Lessor from the taking authority.

11. To the fullest extent permitted by law, Sublessee hereby agrees to indemnify and hold harmless and defend Sublessor from and against any and all actions, claims, demands, damages, losses, liabilities, costs, and expenses (including reasonable attorneys' fees) asserted against, imposed upon, or incurred by Sublessor by reason of (a) any violation of any of the terms, covenants, or conditions of the Master Lease or this Sublease caused, suffered, or permitted by Sublessee, its agents, servants, employees, or invitees, and (b) any damage or injury to persons or property occurring upon or in connection with the use or occupancy of the Subleased Premises, except to the extent caused by the gross negligence or willful misconduct of Sublessor, its agents, servants, employees, or invitees. Sublessee acknowledges that the foregoing indemnity includes any losses, costs or damages suffered by Sublessor with respect to the Master Lease to the extent that such losses, costs or damages are caused by Sublessee.

         To the fullest extent permitted by law, Sublessor hereby agrees to indemnify and hold harmless and defend Sublessee from and against any and all actions, claims, demands, damages, losses, liabilities, costs, and expenses (including reasonable attorneys' fees) asserted against, imposed upon, or incurred by Sublessee by reason of any violation of any of the terms, covenants, or conditions of the Master Lease or this Sublease caused, suffered, or permitted by Sublessor, its agents, servants, employees, or invitees. Sublessor acknowledges that the foregoing indemnity includes any losses, costs or damages suffered by Sublessee with respect to the Master Lease to the extent that such losses, costs or damages are caused by Sublessor.

12. As between the parties hereto, Sublessor agrees to observe and perform the terms, covenants and conditions on its part to be observed and performed hereunder and under the Master Lease and to use commercially reasonable best efforts to cause Master Lessor to observe and perform those applicable terms, covenants and conditions to be observed and performed by Master Lessor under the Master Lease with respect to the Subleased Premises. Sublessee covenants and agrees that Sublessee will not do anything which would constitute a default under the Master Lease or omit to do anything which Sublessee is obligated to do under the terms of this Sublease and which would constitute a default under the Master Lease. Sublessee covenants and agrees to comply with all provisions of the Master Lease applicable to the Subleased Premises. To the extent that Sublessee has paid Sublessor, Sublessor covenants and agrees to pay the rent and any additional rent payable as required under the Master Lease and, to the extent that the same is not an obligation of Sublessee, will not do anything or omit to do anything which Sublessor is obligated to do under the terms of the Master Lease and which would constitute a default under the Master Lease.

         Sublessor shall not be liable to Sublessee for Master Lessor's negligence or misconduct or breach of the Master Lease, whether or nor such negligence, misconduct or breach otherwise causes a default by Sublessor hereunder. If, after written request from Sublessee, Sublessor shall unreasonably fail or refuse to take appropriate action for the enforcement of Sublessor's rights against Master Lessor with respect to the Subleased Premises, Sublessee shall have the right to take such action in its own name and at its own expense, and for that purpose, and only to such extent, all of the rights of Sublessor under the Master Lease shall be and hereby are conferred upon and assigned to Sublessee and Sublessee shall be and is hereby subrogated to such rights to the extent that the same shall apply to the Subleased Premises, provided and only to the extent that such action against Master Lessor in Sublessee's name shall be barred by reason of lack or privity of contract. If Sublessor shall take, or participate in, or shall be requested to participate or assist in any action in the enforcement of Sublessee's rights against Master Lessor, Sublessee agrees to reimburse Sublessor for all expenses reasonably incurred by Sublessor, including without limitation, the attorney's fees of Sublessor. Sublessee hereby agrees to indemnify and hold harmless and defend Sublessor from and against any and all damages, claims, and liabilities to others resulting or allegedly resulting from any action or proceeding taken or instituted by Sublessee (or by Sublessor at Sublessee's request) pursuant to this section whether or not Sublessor joins in the same.

13. Each of Sublessee and Sublessor hereby represents and warrants to the other that it has not dealt with any broker or agent in connection with this Sublease other than McCall & Almy and Trammell Crow Company. Sublessor shall be responsible for the payment of fees to such brokers. Sublessor agrees that McCall & Almy's fee, equal to $4.00 per rentable square foot of the Subleased Premises, shall be paid as follows: 50% upon the execution of this Sublease and 50% on the Rent Commencement Date. Each of Sublessee and Sublessor agrees to indemnify and hold harmless the other against any claim by any broker or agent arising out of a breach of their respective representations and warranties in this
         Section 13.

14. This Sublease, together with those provisions of the Master Lease applicable hereto, contains all of the covenants, agreements, terms, provisions, conditions, warranties and understandings relating to the leasing of the Subleased Premises and Sublessor's obligations in connection therewith, and neither Sublessor nor any agent or representative of Sublessor has made or is making, and Sublessee in executing and delivering this Sublease is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Sublease. The failure of Sublessee or Sublessor to insist in any instance upon the strict keeping, observance or performance of any covenant, agreement, term, provision or condition of this Sublease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition or election, but the same shall continue and remain in full force and effect. No waiver or modification of any covenant, agreement, term, provision or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublessee and Sublessor, provided that Sublessor may amend the Master Lease as long as any such amendment does not have a material adverse effect on Sublessee's rights and obligations hereunder and provided that Sublessor delivers copies of such amendments to Sublessee reasonably promptly after execution thereof. No surrender of possession of the Subleased Premises or of any part thereof or of any remainder of the term of this Sublease shall release Sublessee from any of its obligations hereunder unless accepted by Sublessor in writing. The receipt and retention by Sublessor of monthly base rent or additional rent from anyone other than Sublessee shall not be deemed a waiver of the breach by Sublessee of any covenant, agreement, term or provision of this Sublease, or as the acceptance of such other person as a tenant, or as a release of Sublessee from the further keeping, observance or performance by Sublessee of the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by Sublessor of monthly base rent or additional rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not be deemed a waiver of such breach.

15. The obligations of this Sublease shall bind and benefit the successors and permitted assigns of the parties with the same effect as if mentioned in each instance where a party hereto is named or referred to.

16. All notices to Sublessor shall be sent to Arthur D. Little, Inc., 20 Acorn Park, Cambridge, MA 02140, Attn: Jose Bairos; all notices to Sublessee (i) sent prior to the Term Commencement Date shall be sent to Primix Solutions Inc., One Arsenal Marketplace, Watertown, Massachusetts 02472, Attn: Chief Financial Officer, and (ii) shall be sent on or after the Term Commencement Date to the Subleased Premises, or to such other address and attention as either party shall notify the other in writing.

17. Sublessee shall have the non-exclusive right to use 207 parking spaces in the parking area serving the Subleased Premises at no extra charge. Signage for Sublessee, at Sublessee's sole cost and expense, shall be located in the first floor lobby directory, the third and fourth floor directories, and on Sublessee's entrance doors. All such signage shall be building standard or shall be approved in advance by Sublessor and Master Lessor. In the event that Sublessor causes a so-called monument sign to be constructed for use by (a) two or more occupants by the Building or (b) one occupant renting less rentable area than the rentable area of the Subleased Premises, Sublessor shall make available to Sublessee at Sublessee's sole cost and expense, the right to use an area on such monument sign containing approximately 19.857% of the total useable area of such sign; provided, in any event, that such use shall be in a manner approved in advance by Sublessor and Master Lessor.

18. Sublessor shall use commercially reasonable good faith efforts to obtain from the Master Lessor and any of its lenders subordination, non-disturbance and attornment agreements for the benefit of Sublessee. Sublessee acknowledges that Master Lessor and such lenders are under no obligation to provide such agreements to Sublessee, and that any failure of Sublessor to procure such agreements on behalf of Sublessee shall not constitute a default by Sublessor of this Sublease.

19. Provided that, at the time of exercise, (i) this Sublease is still in full force and effect, (ii) no default of Sublessee shall have occurred and be continuing beyond any applicable notice and cure periods, and
         (iii) Sublessee shall not have Transferred any portion of the Subleased Premises, Sublessee shall have the right and option to extend the term of this Sublease for one extended term of approximately ten (10) years and five (5) months (based on an anticipated Term Commencement Date of August 1, 2000) (the "Extended Term"). The Extended Term shall commence on the day immediately succeeding the expiration date of the Initial Term and shall end on the day immediately preceding the last day of the Initial Term of the Master Lease (currently anticipated to be December 31, 2020). Sublessee shall exercise such option to extend by giving written notice to Sublessor of its desire to do so not later than twelve (12) months prior to the expiration date of the Initial Term of this Sublease. The giving of such notice of extension by Sublessee shall, automatically extend the term of this Sublease for the applicable Extended Term, and no instrument of renewal or extension need be executed. In the event that Sublessee fails to give such notice to Sublessor, this Sublease shall automatically terminate at the end of the initial term and Sublessee shall have no further option to extend the term of this Sublease. The Extended Term shall be on the same terms and conditions of this Sublease except the base rent for the Extended Term shall be the greater of (a) the base rent due for the last year of the initial term and (b) the Fair Market Rental Value.

         For purposes of this Section 19, the term "Fair Market Rental Value" shall mean the market rental value per year for the Subleased Premises for the Extended Term as of the commencement of the Extended Term, as agreed by Sublessor and Sublessee, on a triple net basis, and otherwise on the terms and conditions set forth in this Sublease. If the parties are unable to reach agreement thereon within thirty (30) days after the giving of such notice of extension, then the Fair Market Rental Value shall be determined in accordance with the procedures set forth in the second paragraph of Section B. of Exhibit M to the Master Lease.

         IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first set forth above.

                           Sublessor:

                                             ARTHUR D. LITTLE, INC.

                                             By:______________________________
                                                Name:
                                                Title:

                           Sublessee:

                                             PRIMIX SOLUTIONS INC.

                                             By:______________________________
                                                Name:
                                                Title:

                                                                      EXHIBIT C


                      IRREVOCABLE STANDBY LETTER OF CREDIT

                            __________________, 2000

[SUBLESSOR]
__________________
__________________
__________________

Ladies and Gentlemen:

         We hereby establish our irrevocable standby letter of credit in your favor by order and for account of [__________________ ], for a sum or sums not exceeding in all [$__________________U.S. DOLLARS].

         This credit is available against presentation of sight draft(s) drawn on [__________________BANK] by [SUBLESSOR].

         This letter of credit shall be automatically extended for an additional period of one year from the present or each future expiration date unless we have notified you in writing, not less than thirty (30) days before such expiration date, that we elect not to renew this letter of credit. Notwithstanding the giving of such notice, you are authorized to draw hereunder during such thirty (30) day period by means of your sight draft drawn on us.

         Drafts drawn hereunder must be marked "Drawn Under __________________ Bank, Credit No.__________________ dated __________ , 2000".

         We engage with you that your draft(s) drawn hereunder and in compliance with the terms of this credit will be duly honored by us on delivery of documents as specified, if presented at this office on or before ______________, 2000 or any automatically extended date set forth herein.

         This letter of credit is transferable. If at any time you desire to transfer your interest hereunder, kindly furnish us with instructions for transfer and return this letter of credit to us for appropriate endorsement.

         This letter of credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 revision) International Chamber of Commerce, Publication No. 400.

                                            Very truly yours,

                                            [____________________________]
                                            Authorized Signature

                                                                      EXHIBIT D


                         CONSTRUCTION TERMS AND SCHEDULE

1. Sublessee Improvement Plans. No later than June 1, 2000, Sublessee simultaneously shall submit to Sublessor and Master Lessor complete, finished and detailed plans for the Sublessee Improvements which shall include architectural, mechanical, electrical and plumbing drawings and specifications to include Sublessee's partition layout, critical dimensions, structural loading requirements, ceiling system, power and lighting systems (including schedules and specifications for lighting, special power and special cooling systems), voice/data systems, and other special equipment requirements (including special fire protection/preaction systems), doors (including hardware and keying schedule), glass partitions, millwork, and finish schedules, together with all supporting information and delivery schedules. Such plans must be sufficient for Sublessor to obtain building permits with respect to the work described therein (the "Permit Plans"). Within ten (10) business days after receipt of the Permit Plans, Sublessor and Master Lessor shall issue comments on such plans to Sublessee. Promptly upon receipt of any such comments, Sublessee shall, within ten (10) business days, revise such plans to address Sublessor's and Master Lessor's comments. Sublessor and Master Lessor shall approve or disapprove the corrected Permit Plans within ten (10) business days from receipt thereof. Upon Sublessor's and Master Lessor's approval, the Permit Plans shall become the "Sublessee Improvement Plans."

2. CONSTRUCTION SCHEDULE. Sublessee acknowledges that completion of the Sublessee Improvements by August 4, 2000 (the "Scheduled Term Commencement Date") is contingent upon Sublessee delivering final and complete Sublessee Improvement Plans no later than June 1, 2000.

3. LONG LEAD TIME ITEMS. At the time Sublessee submits the Permit Plans to Sublessor and Master Lessor, Sublessee shall identify those items which will be incorporated into the Sublessee Improvements that require eight (8) or more weeks to obtain and install ("Long Lead Time Items"). In connection with its review of the Permit Plans and the corrected Permit Plans, Sublessor shall advise Sublessee as to any additional items which constitute Long Lead Time Items. Sublessor shall not be responsible for any delays in completion of the Sublessee Improvements which relate to delivery of Long Lead Time Items.

4. CONCLUSIVENESS OF SUBLESSOR'S PERFORMANCE. Notwithstanding any provision of this Sublease to the contrary, except to the extent to which Sublessee shall have given Sublessor notice, not later than the thirtieth (30th) calendar day after the Term Commencement Date, of respects in which Sublessor has not completed the Sublessee Improvements in accordance with the terms of the Sublessee Improvement Plans, excluding punch list items specified within said 30 day period, Sublessee shall have no claim that Sublessor has failed to complete the Sublessee Improvements. With respect to punch list items, any such notice shall be given no later than the end of the 30th calendar day after the punch list items have been completed.